Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

EXCLUSIVE LICENSE AGREEMENT

This Agreement is made and entered into as of the 23 day of March, 2016 (“Effective Date”), by and between the University of Pittsburgh – Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with an office at 200 Gardner Steel Conference Center, Thackeray and O’Hara Streets, Pittsburgh, Pennsylvania 15260 (“University”), and Oncorus, Inc., a wholly owned subsidiary of Oncorus LLC, with its principal business at c/o Cooley LLP, 500 Boylston St., 14th Floor, Boston, MA 02116-3736 (“Licensee”).

WHEREAS, University is the owner by assignment from the inventors of certain Patent Rights, entitled “HSY Vectors,” developed by [***] and others of University faculty, and University has the right to grant licenses under such Patent Rights;

WHEREAS, University desires to have the Patent Rights utilized in the public interest;

WHEREAS, Licensee has represented to University, to induce University to enter into this Agreement, that Licensee is experienced in the development, production, manufacture, marketing and sale of products and/or the use of similar products to the Licensed Technology and that Licensee shall commit itself to a thorough, vigorous and diligent program of exploiting the Patent Rights so that public utilization results therefrom; and

WHEREAS, Licensee desires to obtain a license under the Patent Rights upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1 – DEFINITIONS

For purposes of this Agreement, the following words and phrases shall have the following meanings:

1

1.1

“Affiliate” shall mean, (i) with respect to University, any clinical or research entity that is operated or managed as a facility under the UPMC Health System, whether or not owned by University (ii) with respect to Licensee, any entity that controls, is controlled by or is which shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares entitled to vote in the election of directors of such entity or the ability otherwise to elect or control (through contract or otherwise) a majority of the board of directors ( or, in the case of an entity that is not a corporation, for the election of a corresponding managing authority).***

1.2

“Commercially [***] Efforts” shall mean [***] efforts consistent with the commercially reasonable and usual practice followed by [***] in pursuing the commercialization and marketing of similar products to Licensed Products, taking into account safety and efficacy, regulatory requirements and structure, and other relevant market factors.

1.3

“Field” shall mean (i) all fields of use for inventions claimed in [***] and [***] and any Patent Rights thereof and (ii) the prevention and treatment of cancer for [***], [***], and [***] and all Patent Rights thereof.

1.4	“Licensed Technology” shall mean any product or part thereof or service which is:

(a)	Covered in whole or in part by a Valid Claim in the country in which any such product or part thereof is made, used or sold or in which any such service is used or sold; or

(b)

Manufactured by using a process or is employed to practice a process which is covered in whole or in part by a Valid Claim in the country in which any such process that is included in Licensed Technology is used or in which such product or part thereof or service is used or sold.

1.5	“Net Sales” shall mean [***].

1.6

“Non-Commercial Education and Research Purposes” shall mean use of Patent Rights (including distribution of biological materials covered by the Patent Rights) in the Field for academic research or other not-for-profit scholarly purposes which are undertaken at a nonprofit or governmental institution that does not use the Patent Rights in the production or manufacture of products for sale or the performance of services for a fee.

1.7	“Non-Royalty Sublicense Income” shall mean [***].

1.8	“Patent Rights” shall mean University intellectual property described below and assigned to University:

(a)	The United States and foreign patents and/or patent applications listed in Exhibit A;

(b)

United States and foreign patents issued from the applications listed in Exhibit A and from divisionals, continuations, continuations-in-part, reissues, renewals or substitutions of these applications; and

(c)

Claims of U.S. and foreign continuation and divisional applications, and of the resulting patents, that University has the right to license hereunder and which are directed to subject matter specifically described in the U.S. and foreign applications listed in Exhibit A.

1.9	“Territory” shall mean worldwide.

1.10

“Valid Claim” means a claim of (a) an issued and unexpired patent included within the Patent Rights which has not been held unenforceable or invalid by a final, unreversed, and unappealable decision of a court or other government body competent jurisdiction, has been irretrievably abandoned or disclaimed, or has otherwise been finally admitted or finally determined by the relevant governmental authority to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (b) a pending patent application within the Patent Rights which has not been withdrawn, abandoned, or had all claims finally rejected and has not been pending for more than [***]. For the sake of clarity, a claim which issues more than [***] will be considered a Valid Claim so long as it has not expired.

ARTICLE 2 – GRANT

2.1

Subject to the terms and conditions of this Agreement, University hereby grants to Licensee, the right and exclusive license in the Territory to make, have made, use and sell, have sold, import/export the Licensed Technology in the Field and to practice under the Patent Rights in the Field for the Term set forth in Article 10 below. University reserves the royalty-free, nonexclusive right to practice under the Patent Rights and to use the Licensed Technology for Non-Commercial Education and Research Purposes.

2.2

The license granted hereby is subject to the rights of the United States government, if any, as set forth in 35 U.S.C. §200, et seq. Pursuant to this law, the United States government may have acquired a nonexclusive, nontransferable, paid up license to practice or have practiced for or on behalf of the United States the inventions described in the Patent Rights throughout the world. Pursuant to 35 U.S.C. §200, et seq. Licensed Technology produced for sale in the United States shall be substantially manufactured in the United States (unless a waiver under 35 U.S.C. §204 is granted by the appropriate United States government agencies).

2.3	Licensee shall have the right to enter into sublicensing arrangements with third parties through multiple tiers for the rights, privileges and licenses granted hereunder [***].

2.4

In addition, Licensee shall have the right to grant sublicenses to Affiliates (without the right to grant further sublicenses) without the consent of University and shall provide written notice of any such sublicenses to University.

2.5	Licensee shall be responsible for screening and clearing all [***].

2.6	Any sublicense agreements allowed under this grant shall include a royalty rate upon sublicense Net Sales in an amount at least equal to the rate set forth in Section 4.1(c).

2.7

Licensee agrees that any sublicense granted by it shall provide that the obligations to University of Articles 2, 7, 8, 9, 10, and 13 of this Agreement shall be binding upon the sublicensee as if it were party to this Agreement. Each sublicense granted by Licensee pursuant to this Agreement shall include an audit right by University of sublicensee of the same scope as provided in Section 5.2 with respect to Licensee.

2.8

Licensee agrees to forward to University a copy of any and all sublicense agreements promptly upon execution thereof, but in no event later than [***] after each such sublicense agreement has been executed by both parties thereto.

2.9

The license granted hereunder shall not be construed to confer any rights upon Licensee by implication, estoppel or otherwise as to any intellectual property not specifically set forth in Exhibit A hereof.

ARTICLE 3 – DUE DILIGENCE

3.1

Licensee shall use Commercially [***] Efforts to bring the Licensed Technology to market as soon as practicable, consistent with sound and reasonable business practice and judgment, and to continue active, diligent marketing efforts for the Licensed Technology throughout the Term of this Agreement.

3.2	In addition, Licensee shall adhere to each of the following milestones:

[***].

[***].

[***].

3.3	Licensee shall notify University in writing of the achievement of each milestone within [***] upon the achievement of the respective milestone.

3.4

Licensee’s failure to perform in accordance with Section 3.1 or to fulfill on a timely basis any one of the milestones set forth in Section 3.2 hereof shall be grounds for University to terminate this Agreement in accordance with Section 10.2 and upon termination all rights and interest to the Licensed Technology and Patent Rights shall revert to University.

ARTICLE 4 – LICENSE CONSIDERATION

4.1	In consideration of the rights, privileges and license granted by University hereunder, Licensee shall pay royalties and other monetary consideration as follows:

(a)

Initial license fee, nonrefundable and noncreditable against royalties, of Fifty Thousand Dollars ($50,000) due immediately and payable within ten (10) business days from the Effective Date of this Agreement;

(b)	Annual maintenance fees, non-refundable, non-creditable, and not to be prorated against any other payment or royalties due, in the following amounts until the first Net Sales occur:

(i) [***] due on the [***] anniversary of the Effective Date through the [***] anniversary of the Effective Date; and

(ii) [***] due on the [***] anniversary of The Effective Date and annually thereafter until the anniversary prior to the year of the First Commercial Sale.

(c)

Royalties payable in an amount equal to [***] of Net Sales due immediately and payable each calendar quarter. Royalties shall be payable on a country-by-country and product-by-product or service-by-service basis within the Licensed Technology, commencing with the first commercial sale of such product or service in such country and ending on the expiration of the last to survive Valid Claim within the Patent Rights covering the sale of such product or service in such country. [***]. In the event that Licensee has deemed it necessary to obtain a license from a non-Affiliate third party under any patent or other intellectual property rights and is obligated to pay a royalty to such non-Affiliate third party or parties with respect to any Licensed Technology, then Licensee shall have the right to reduce the applicable royalty rate payable to the University by subtracting (a) royalty rate which Licensee pays to such unaffiliated third party or parties for such patent or other intellectual property rights from (b) the royalty rate which would otherwise have been applicable had no such license(s) from such unaffiliated third party or parties been required; provided, however, that in no event shall the effective royalty rate in a calendar quarter payable to University hereunder be less than [***] of the Net Sales of Licensed Technology in such calendar quarter.

(d)	[***] separate Milestone payments, which shall be non-refundable and non-creditable against royalties, as follows:

[***].

For the avoidance of doubt, the [***] separate milestone payments set forth in Section 4.1(d) shall be payable only one-time and made only once regardless of the achievement of the milestone by Licensee or sublicensee. To the extent that the Licensee receives a milestone payment from a Sublicensee that is greater than the milestone payments due under 4.1(d) i-iv the difference shall be considered a “Sublicensee Milestone Balance”, and part of Non-Royalty Sublicensing Income, and the University shall receive an additional payment on such Sublicensee Milestone Balance consistent with Section 4.1(f) below.

(e)

Beginning with the first Net Sales, a minimum annual royalty in the amount of $[***] per calendar year, but only to the extent such minimum royalty is greater than the aggregate annual royalty computed in accordance with Section 4.1(c) above; and

(f)	A share of Non-Royalty Sublicense Income as follow:

[***].

The foregoing percentages may, at Licensees option, be reduced to [***] respectively, by making a written request and making a one-time-only payment of $[***] dollars to University on or before the first anniversary of the Effective Date. The Licensee shall agree to execute an amendment to effectuate this option if exercised.

In the event Licensee sublicenses the Licensed Technology along with its own technology and/or intellectual property and/or that of other third parties, Licensee shall be permitted to reasonably allocate in good faith the Non-Royalty Sublicensing Income received based upon the relative value of the various technologies and/or intellectual property to the Licensed Technology. University shall have the right to review such determination and, if University disagrees with such determination, to notify Licensee of such disagreement in writing within [***] after Licensee notifies University of its allocation determination. The parties shall negotiate in good faith and Licensee shall share relevant information with the University necessary to reach an agreement, within [***], on the percentage of allocation which is appropriate and reasonable.

4.2

All payments pursuant to this Agreement shall be made by check or by wire transfer in United States Dollars without deduction or exchange, collection or other charges and directed to the address, or in the case of wire transfer, to the bank set forth in Article 11. Annual maintenance fees pursuant to Section 4.1(b) hereof are due immediately but shall be paid on the anniversary of the Effective Date of the calendar year in which they are due. Royalty payments due pursuant to Section 4.1(c) hereof shall be paid within [***] after each March 31, June 30, September 30 and December 31. Minimum annual royalties pursuant to Section 4.1(d) are due immediately but shall be paid by January 30 following the calendar year in which they are due. Non-Royalty Sublicense Income payments pursuant to Section 4.1(e) hereof are due immediately but shall by paid within [***] after receipt of payment by Licensee from sub license.

4.3	Taxes imposed by any foreign governmental agency on any payment to be made to University by Licensee shall be paid by Licensee without deduction from any payment due to University hereunder.

4.4

The balance of any payments pursuant to this Agreement; including those specified in Section 6.2; which are overdue shall bear interest, [***], calculated from the due date until payment is received at the rate of [***]. Payment of such interest by Licensee shall not negate or waive the right of University to seek any other remedy, legal or equitable, to which it may be entitled because of the delinquency of any payment, including, but not limited to, termination of this Agreement as set forth in Article 10. Licensee shall reimburse University for any costs and expenses incurred in connection with collecting any overdue balance of payments with respect to Licensee’s payment and reimbursement obligations under this Agreement, including the costs of engaging counsel or a collection agency for such purpose.

4.5

Licensee shall sell products and/or services resulting from Licensed Technology to University and for Educational and Non-Commercial Research Purposes upon request at such price(s) and on such terms and conditions as such products and/or processes are made available to Licensee’s most favored customer.

ARTICLE 5 – REPORTS AND AUDIT

5.1

Within thirty (30) days after each March 31, June 30, September 30 and December 31 of each year during the term of this Agreement beginning in the year of the first commercial sale of Licensed Technology, Licensee shall deliver to University true, accurate and detailed reports of the following information in a form as illustrated in Exhibit B:

(a)	Number of Licensed Technology products manufactured and sold by Licensee and all sublicensees;

(b)	Total billings for all such products;

(c)	Accounting for all Licensed Technology services used or sold by Licensee and all sublicensees;

(d)	Deductions set forth in Section 1.5;

(e)	Total royalties due;

(f)	Name and addresses of sublicensees; and

(g)	Total Non-Royalty Sublicense Income received during such calendar quarter and total amount of payment due pursuant to

Section 4.1(e).

5.2

Licensee shall keep full, true and accurate books of account, in accordance with generally accepted accounting principles, containing all information that may be necessary for the purpose of showing the amounts payable to University hereunder. Such books of account shall be kept at Licensee’s principal place of business. Such books of account shall be open at all reasonable times for [***] following the end of the calendar year to which they pertain, and for [***] after the expiration or termination of this Agreement, for inspection by University or its agents for the purpose of verifying Licensee’s royalty statement or compliance in other respects with this Agreement. The fees and expenses of University’s representatives shall be home by University; however, if an error of more than [***] of the total payments due or owing for any year is discovered, then Licensee shall bear University’s fees and expenses.

5.3

No later than [***] after December 31 of each calendar year during the term of this Agreement, Licensee shall provide to University a written annual progress report, as illustrated in Exhibit C, describing Licensee’s progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the preceding twelve-month period ending December 31.

5.4	[***].

5.5	Licensee shall report to the University the date of the first commercial sale of a Licensed Technology within [***] of occurrence in each country.

ARTICLE 6 – PATENT PROSECUTION

6.1

University has or shall apply for, seek prompt issuance of and maintain during the term of this Agreement the Patent Rights in the United States and in such foreign countries as may be designated by Licensee in a written notice to University within a reasonable time in advance of the required foreign filing dates. Licensee shall have the opportunity to advise and cooperate with University in the prosecution, filing and maintenance of such patents. Licensee shall notify University immediately if, at any ·time during the term of this Agreement, Licensee or any of its sublicensees does not qualify as a “small entity” as provided by the United States Patent and Trademark Office.

6.2

Licensee shall be responsible for all fees and costs, including attorneys’ fees, relating to the filing, prosecution, maintenance, and post grant proceedings relating to the Patent Rights associated with US provisional [***] and PCT application [***]. Licensee shall be responsible for [***] of all fees and costs, including attorneys’ fees, relating to the filing, prosecution, maintenance, and post grant proceedings relating to the Patent Rights associated with provisional application [***], PCT application [***], and US Application [***], whether incurred prior to or after the Effective Date. Such fees and costs incurred by University prior to the Effective Date in the amount of $[***] (“Pre-agreement Expenses”) are due on the Effective Date and shall be paid by Licensee to University as follows: $[***] due within [***] of the Effective Date: and thereafter $[***] due every [***] for a total of [***] equal payments Fees and costs incurred after the Effective Date, or fees and costs incurred before the Effective Date which are not included in the Pre-agreement Expenses stated above, shall be paid by Licensee within [***] after receipt of University’s invoice therefor. Additionally, Licensee shall be liable to University for all of University’s out-of-pocket filing, prosecution, and maintenance costs (including all attorneys’ fees and costs), for any and all patent prosecution and maintenance actions that will be taken by patent counsel after the term of this Agreement but in response to any instructions that were sent during the term of this Agreement from University to patent counsel relating to the Patent Rights associated with US provisional [***] and PCT application [***]. Licensee shall be liable to University for [***]% of all University’s out-of-pocket filing, prosecution, and maintenance costs (including all attorneys’ fees and costs), for any and all patent prosecution and maintenance actions that will be taken by patent counsel after the term of this Agreement but in response to any instructions that were sent during the term of this Agreement from University to patent counsel relating to the Patent Rights associated with provisional application [***], PCT application [***], and US Application [***]. Payments pursuant to this Section 6.2 are not creditable against royalties or any other payment due to University under this Agreement. If Licensee does not agree to bear the expense of filing patent applications in any country in which University wishes to obtain patent protection, then University may file and prosecutes applications at its own expense and any license granted hereunder shall exclude such countries.

ARTICLE 7 – INFRINGEMENT ACTIONS

7.1	Licensee shall inform University promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

7.2

During the term of this Agreement, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Patent Rights (or interference actions) in the Field and in the Territory if Licensee has notified University in writing of its intent to prosecute; provided, however, that such right to bring such an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. In furtherance of such right, University hereby agrees that Licensee may include University as a party plaintiff in any such suit, without expense to University. The total cost of any such infringement action commenced or defended solely by Licensee shall be home by Licensee and University shall receive a [***]. Licensee shall indemnify University against any order for costs that may be made against University in such proceedings.

7.3

If within [***] after having been notified of any alleged infringement, Licensee shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Licensee shall notify University at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, University shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and University may, for such purposes, use the name of Licensee as party plaintiff. University shall bear all costs and expenses of any such suit. [***].

7.4

In the event that a declaratory judgment action alleging invalidity or infringement of any of the Patent Rights shall be brought against University, Licensee, at its option, shall have the right, within [***] after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

7.5

In any infringement suit either party may institute to enforce the Patent Rights pursuant to this Agreement, the other party shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, information, samples, specimens, and other evidence upon request.

ARTICLE 8 – INDEMNIFICATION/INSURANCE/LIMITATION OF LIABILITY

8.1

Licensee shall at all times during the term of this Agreement and thereafter indemnify, defend and hold University, its trustees, officers, faculty members, employees and affiliates (“Indemnified Parties”) harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property or the environment, and against any other claim, proceeding, demand, expense and liability of any kind brought by a third party whatsoever resulting from: (i) the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Technology, (ii) the practice by Licensee or sublicensee of the Patent Rights; or (iii) arising from or relating to this License Agreement. Licensee shall provide this defense and indemnity whether or not any Indemnified Party, either jointly or severally, is named as a party defendant and whether or not any Indemnified Party is alleged to be negligent or otherwise responsible for any injuries to person or property. The obligation of Licensee to defend and indemnify as set forth herein shall survive termination of this Agreement and shall not be limited by any other limitation of liability elsewhere in this Agreement.

8.2	Licensee shall obtain and carry in full force and effect liability insurance which shall protect Licensee and University in regard to events covered by Section 8.1 above, as provided below:

[***]

The University of Pittsburgh is to be named as an additional insured with respect to insurance policies identified in Sections 8.2(a) and 8.2(b) above. Certificates of insurance evidencing the coverage required above shall be filed with University’s Office of Technology Management, 200 Gardner Steel Conference Center, Thackeray & O’Hara Streets, Pittsburgh, PA 15260, no later than [***] after execution of this Agreement and on or before July 1 of each subsequent year during the Term of this Agreement. Such certificates shall provide that the insurer will give University not less than [***] advance written notice of any material changes in or cancellation of coverage.

8.3

UNIVERSITY, AND ITS AGENTS AND/OR EMPLOYEES, MAKE NO REPRESENTATION AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. UNIVERSITY ADDITIONALLY DISCLAIMS ALL OBLIGATIONS AND LIABILITIES ON THE PART OF UNIVERSITY, ITS AGENTS AND/OR EMPLOYEES FOR DAMAGES, INCLUDING, BUT NOT LIMITED TO, DIRECT, INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES, ATTORNEYS’ AND EXPERTS’ FEES, AND COURT COSTS (EVEN IF UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, FEES OR COSTS), ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, INCLUDING THE MANUFACTURE, USE OR SALE OF THE PRODUCT(S) AND SERVICE(S) LICENSED UNDER THIS AGREEMENT. LICENSEE ASSUMES ALL RESPONSIBILITY AND LIABILITY FOR LOSS OR DAMAGE CAUSED BY A PRODUCT THAT IS MANUFACTURED, USED OR SOLD BY LICENSEE (INCLUDING SUBLICENSEE SALES) WHICH IS LICENSED TECHNOLOGY HEREUNDER.

ARTICLE 9 – ASSIGNMENT

This Agreement is not assignable without the prior written consent of the other Party, which shall not be unreasonably withheld, delayed or conditioned; and any attempt to do so shall be null and void; provided however, that Licensee may assign this Agreement without the University’s prior written consent to (i) an Affiliate or (ii) a third party in connection with a merger or consolidation or the transfer or sale of all or substantially all of the assets or business of Licensee to which this Agreement relates, provided that the assignee agrees in writing in advance of such assignment to be bound by the terms of this Agreement to the same extent as Licensee in advance of such assignment, and the assumption agreement is promptly delivered to University.

ARTICLE 10 – TERM AND TERMINATION

10.1	Term. The term of this Agreement shall continue until the expiration of the last to expire Valid Claim anywhere in the Territory, unless terminated early pursuant to Section 10.2 or 10.3 below.

10.2	University shall have the right to terminate this Agreement, upon written notice, if:

(a)	Licensee defaults in the performance of any of the obligations herein contained and such default has not been cured within [***] after receiving written notice thereof from University; or

(b)

Licensee ceases to carry out its business, files for bankruptcy or insolvency protection under applicable law, applies for or consents to the appointment of a trustee, receiver or liquidator of its assets or seeks relief under any law for the aid of debtors, in which case such proceeding is not dismissed within [***].

10.3

Licensee may terminate this Agreement upon [***] prior written notice to University and upon payment of all amounts accrued or due to the University through the effective date of termination, including patent cost reimbursement pursuant to Section 6.2 hereof.

10.4	[***].

10.5

Upon termination of this Agreement, neither party shall be released from any obligation that accrued prior to the effective date of such termination. Licensee and any sublicensee may, however, after the effective date of such termination, sell all Licensed Technology which Licensee produced prior to the effective date of such termination, provided that Licensee shall pay to University the royalties thereon as required by Article 4 hereof and submit the reports required by Article 5 hereof.

ARTICLE 11 – NOTICES

11.1

Any notice or communication pursuant to this Agreement shall be sufficiently made or given if sent by certified or registered mail, postage prepaid, or by overnight courier, with proof of delivery by receipt, addressed to the address below or as either party shall designate by written notice to the other party, or if in accordance with Section 11.3.

In the case of University:

Associate Vice Chancellor for Technology Management and Commercialization

Office of Technology Management

University of Pittsburgh

200 Gardner Steel Conference Center

Thackeray & O’Hara Streets

Pittsburgh, PA 15260

In the case of Licensee:

Oncorus, Inc.

Cooley, LLP (c/o Marc Recht)

500 Boylston St.,

Boston, MA 02116

Attn: General Counsel

11.2	Any payments to University hereunder by wire transfer shall be directed as follows:

[***]

The Licensee shall be responsible for all applicable fees and costs relating to any wire transfer, to include translation fees, without any deduction of such fees from amounts due to the University pursuant to this Agreement.

11.3	All invoices to Licensee generated by University under this Agreement will be sent electronically, via e-mail, in PDF format, unless instructed otherwise by Licensee in writing.

ARTICLE 12 – AMENDMENT, MODIFICATION

This Agreement may not be amended or modified except by the execution of a written instrument signed by the University’s Executive Vice Chancellor, or its successor and/or designated University employee having signatory authority, and an officer of Licensee. In connection with any agreed upon amendment or modification of this Agreement pursuant to this Article 12, Licensee maybe required to pay an Amendment Fee.

ARTICLE 13 – MISCELLANEOUS

13.1

This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania. The forum for any action relating to this Agreement, including those brought against individuals such as University employees or agents, shall be the Courts of Allegheny County, Pennsylvania, or, if in a federal proceeding, the United States District Court for the Western District of Pennsylvania.

13.2

The parties acknowledge that this Agreement sets forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous representations, negotiations, or understandings between the parties and/or its employees or agents, whether written or oral, regarding the subject matter of this Agreement.

13.3

The parties acknowledge that they consulted, or had the opportunity to investigate and/or consult, with their legal counsel and/or other advisors with respect to the Patent Rights, Licensed Technology, and the terms of this Agreement.

13.4	The parties agree that this Agreement constitutes an arm’s length business transaction and does not create a fiduciary relationship.

13.5

Nothing contained in this Agreement shall be construed as conferring upon either party any right to use in advertising, publicity or other promotional activities any name, trade name, trademark, or other designation of the other party, including any contraction, abbreviation, or simulation of any of the foregoing. Without the express written approval of the other party, neither party shall use any designation of the other party in any promotional activity associated with this Agreement or the Licensed Technology. Neither party shall issue any press release or make any public statement in regard to this Agreement without the prior written approval of the other party.

13.6

Licensee agrees that with respect to the performance of this Agreement or the practice of the rights granted by the University hereunder, it shall comply with any and all applicable United States export control laws and regulations, as well as any and all embargoes and/or other restrictions imposed by the Treasury Department’s Office of Foreign Asset Controls. Specifically, Licensee is responsible for pre-screening and ensuring that all sublicensees are not listed as a restricted party under US Export Control laws and regulations prior to entering into any sublicense agreement under Section 2 and shall automatically terminate such sublicense agreements when such sublicensee is subsequently listed as a restricted party.

13.7	[***].

13.8

If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable, the remaining provisions shall not in any way be affected or impaired thereby. In the event any provision is held illegal or unenforceable, the parties shall use reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as is practical, implements purposes of the provision held invalid, illegal or unenforceable.

13.9

Failure at any time to require performance of any of the provisions herein shall not waive or diminish a party’s right thereafter to demand compliance therewith or with any other provision. Waiver of any default shall not waive any other default. A patty shall not be deemed to have waived any rights hereunder unless such waiver is in writing and signed by a duly authorized officer of the party making such waiver.

13.10

Licensee acknowledges that University is free to publish the results of the research activities of its faculty, staff and students, even though such publication may involve the Patent Rights or Licensed Technology. University agrees to submit to Licensee any .proposed publication or presentation regarding the subject matter specifically described in the Patent Rights for prior review by Licensee at least [***] before its submittal for publication or its presentation. Licensee may, within [***] after receipt of such proposed publication, request that such proposed publication be delayed not more than [***] in order to allow for protection of intellectual property rights in which case University shall so delay publication.

13.11	Licensee shall mark all Licensed Technology with applicable U.S. and foreign patent numbers in accordance with the applicable laws of the countries in which Licensed Technology is used or sold.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and have set their hands and seals as of the date set forth on the first page hereof.

UNIVERSITY OF PITTSBURGH — OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By	/s/ Marc S. Malandro
Marc S. Malandro, Ph.D., CLP, RTTP Associate Vice Chancellor for Technology Management and Commercialization

Oncorus, Inc.

By:	/s/ Kenneth Greenberg
Name:	Kenneth Greenberg
Title:	Director

EXHIBIT A

PATENT RIGHTS FOR EXCLUSIVE LICENSE AGREEMENT BETWEEN

THE UNIVERSITY OF PITTSBURGH AND ONCORUS, INC.

[***]

EXHIBIT B

SAMPLE ROYALTY REPORT

Licensee name:

Reporting period:

Date of report:

Royalty Reporting Form

Product	No. units sold (including sublicense)	Gross sales	Allowable deductions	Net Sales
Product name
Product name
Product name
Product name
Total

Total net sales	$
Royalty rate
Royalty due	$

Total royalty due: $

Name	and addresses of sublicensees:

Total non-royalty sublicense income: $

Report	prepared by:
Title:
Date:

EXHIBIT C

SAMPLE PROGRESS REPORT

Licensee name:

Report date:

Technology title:

Progress Report

A.	Date development plan initiated and time period covered by this report

B.	Development report

1.

Activities, e.g., research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales, etc., completed since last report including the object and parameters of the development, when initiated, when completed and the results

2.	Activities currently under investigations, i.e., ongoing activities including object and parameters of such activities, when initiated, and projected date of completion

C.	Future development activities

1.	Activities to be undertaken before next report including, but not limited to, the type and object of any studies conducted and their projected starting and completion dates

2.	Estimated total development time remaining before a product will be commercialized

D.	Changes to initial development plan

1.	Reasons for change

2.	Variables that may cause additional changes

E.	Items to be provided if applicable:

1.	Information relating to product that has become publicly available, e.g., published articles, competing products, patents, etc.

2.

Development work being performed by third parties other than Licensee to include name of third party, reasons for use of third party, planned future use of third parties including reasons why and type of work

3.	Update of competitive information trends in industry, government compliance, and market plan

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “First Amendment”) is made as of the 30th day of June, 2016, by and between the University of Pittsburgh—Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“University”) and Oncorus, Inc., with its principal business at c/o Cooley LLP, 500 Boylston St., 14th Floor, Boston, MA 02116-3736 (“Licensee”).

WHEREAS, University and Licensee have previously entered into an Exclusive License Agreement with effective date of as of March 23, 2016 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereby agree as follows:

1.	Amendments to Agreement.

(a)	Article 1.1 of Agreement is hereby deleted and replaced in its entirety with the following;

“Affiliate” shall mean, (i) with respect to University, any clinical or research entity that is operated or managed as a facility under the UPMC Health System, whether or not owned by University (ii) with respect to Licensee, any entity that is at least fifty percent (50%) owned or controlled by Licensee, where control means that Licensee is entitled to vote in the election of directors of such entity or Licensee has the ability otherwise to elect or control (through contract or otherwise) a majority of the board of directors (or, in the case of an entity that is not a corporation, for the election of a corresponding managing authority).

(b)	Article 4.1(f)(iii) of Agreement is hereby deleted and replaced in its entirety with the following:

[***].

(c)	Article 4.2 of Agreement is hereby deleted and replaced in its entirety with the following:

“All payments pursuant to this Agreement shall be made by check or by wire transfer in United States Dollars without deduction or exchange, collection or other charges and directed to the address, of in the case of wire transfer, to the bank set forth in Article 11. Annual maintenance fees pursuant to Section 4.1(b) hereof are due immediately but shall be paid on the anniversary of the Effective Date of the calendar year in which they are due. Royalty payments due pursuant to Section 4.1(c) hereof shall be paid within [***] after each March 31, June 30, September 30 and December 31. Milestone payments pursuant to Article 4.1(d) shall be paid within [***] of milestone event date. Minimum annual royalties pursuant to Section 4.1(e) are due immediately but shall be paid by January 30 following the calendar year in which they are due. Non-Royalty Sublicense Income payments pursuant to Section 4.1(f) hereof are due immediately but shall by paid within [***] after receipt of payment by Licensee from sublicense.”

(d)	Article 8.2 of the Agreement is hereby deleted and replaced in its entirety with the following;

“Licensee shall obtain and carry in full force and effect liability insurance which shall protect Licensee and University in regard to events covered by Section 8.1 above, as provided below:

[***]

The Products Liability coverage required by 8.2(b) above shall be seemed ho later than [***] prior to the earlier of the first commercial sale of Licensed Technology by Licensee or sublicensees, or :first use of Patent Rights or Licensed Technology in humans by Licensee or sublicensees. The University of Pittsburgh is to be named as an additional insured with respect to insurance policies identified in Sections 8.2(a)

and 8.2(b) above. Except as specifically set forth above for Products Liability coverage, certificates of insurance evidencing the coverage required above shall be filed with University’s Office of Technology Management; 200 Gardner Steel Conference Center, Thackeray & O’Hara Streets, Pittsburgh, PA 15260, no later than [***] after execution of this First Amendment and annually thereafter. Such certificates shall provide that the insurer will give University not less than [***] advance written notice of any material changes in or cancellation of coverage.”

3.	Miscellaneous.

(a)

Except as specifically amended above, all terms of the Agreement shall remain in full force arid effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this First Amendment, the terms of this First Amendment shall prevail in effect.

(b)

The parties acknowledge that this First Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and hereto have executed this First Amendment as of the date first written above.

Reviewed and approved by OGC		UNIVERSITY OF PITTSBURG – OF
University of Pittsburgh		THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION
By:	/s/ Illegible

Date:	7/20/16
		By:	/s/ Marc S. Malandro

Marc S. Malandro, Ph.D., CLP, RTTP Associate Vice Chancellor for Technology Management and Commercialization

Oncorus, Inc.

		By:	/s/ Thomas Chalberg
		Name:	Thomas W. Chalberg, Jr.
		Title:	Chief Operating Officer

SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This SECOND AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (this “Second Amendment”) is made as of the 4th day of November, 2016, by and between the University of Pittsburgh — Of the Commonwealth System of Higher Education, a non-profit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (“University”) and Oncorus, Inc., a Delaware corporation with its principal place of business at 450 Kendall Street, Cambridge, MA 02142 (“Licensee”).

WHEREAS, University and Licensee have previously entered into an Exclusive License Agreement with effective date of March 23, 2016, as previously amended by the parties on June 30, 2016 (the “Agreement”); and

WHEREAS, the parties wish to further amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment Fee. The Licensee shall pay University an Amendment Fee in the amount of $[***] which shall be due immediately upon Licensee’s execution of this Second Amendment and payable within [***] thereof.

2. Pre-Agreement Patent Expenses for Pitt Ref No. [***]. The Licensee shall pay University $[***] associated with the fees and costs, including attorneys’ fees, relating to the filing, prosecution, maintenance, and post grant proceedings relating to the Patent Rights associated with US provisional [***]. The amount shall be due immediately upon Licensee’s execution of this Second Amendment and payable within [***] thereof.

1.	Amendments to the Agreement.

a.	Article 1.10 of Agreement is hereby deleted and replaced in its entirety with the following:

““Valid Claim” means a claim of (a) an issued and unexpired patent included within the Patent Rights which has not been held unenforceable or invalid by a final, unreversed, and unappealable decision of a court or other government body of competent jurisdiction, has not been irretrievably abandoned or disclaimed, or has not otherwise been finally admitted or finally determined by the relevant governmental authority to be invalid, unpatentable or unenforceable, whether through reissue, reexamination, disclaimer or otherwise, or (b) a pending patent application within the Patent Rights which has not been withdrawn, abandoned, or had all claims finally rejected and has not been pending for more than [***] of the applicable application or from the PCT filling date for applications derived from a PCT. For the sake of clarity, a claim which issues more [***] will be considered a Valid Claim so long as it has not expired.”

b.	Article 3.2 of Agreement is hereby amended by the addition of the following:

“[***].”

c.	Exhibit A of the Agreement is hereby deleted and replaced in its entirety by the attached Exhibit A.

4.	Miscellaneous.

(a)

Except as specifically amended above, all terms of the Agreement shall remain in full force and effect. To the extent that there are any inconsistencies between the terms of the Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail in effect.

(b)

The parties acknowledge that this Second Amendment and the Agreement set forth the entire understanding and intentions of the parties hereto as to the subject matter hereof and supersedes all previous understandings between the parties, written or oral, regarding such subject matter.

[Remainder of this page is left intentionally blank.]

IN WITNESS WHEREOF, the parties represent and warrant that each has the authority to bind the party to this Agreement and hereto have executed this Second Amendment as of the date first written above.

UNIVERSITY OF PITTSBURGH — OF THE COMMONWEALTH SYSTEM OF HIGHER EDUCATION

By:	/s/ Marc S. Malandro
Marc S. Malandro, Ph.D., CLP, RTTP
Vice Chancellor for Technology
Management and Commercialization

Reviewed and approved by OGC

        University of Pittsburgh

By:	/s/ Illegible

Date:	11/11/16

LICENSEE

By:	/s/ Cyrus D. Mozayeni
Name:	Cyrus D. Mozayeni, MD
Title:	President & Chief Business Officer

EXHIBIT A

PATENT RIGHTS FOR SECOND AMENDMENT TO LICENSE AGREEMENT

BETWEEN

THE UNIVERSITY OF PITTSBURGH AND ONCORUS, INC.

[***]